Exhibit 99.1

Press Release

Financial and Investor Contact:

Eric Slusser
770-951-6101
eric.slusser@gentiva.com

or	Brandon Ballew
770-221-6700
brandon.ballew@gentiva.com

Media Contact:

Scott Cianciulli
Brainerd Communicators
212-986-6667
cianciulli@braincomm.com

Gentiva® Health Services Closes Odyssey HealthCare Acquisition

– Company Ranks as Nation’s Largest Combined Home Health and Hospice Services Provider –

ATLANTA, GA, August 17, 2010 — Gentiva Health Services, Inc. (Nasdaq: GTIV) (“Gentiva” or “the Company”), a leading provider of home health and hospice services, today announced the closing of its acquisition of Odyssey HealthCare, Inc. (Nasdaq: ODSY) (“Odyssey”) in an all cash transaction for a price of $27 per share of Odyssey common stock, without interest, for an aggregate purchase price of approximately $1.0 billion, including fees and expenses.

The combination of Gentiva and Odyssey creates the largest US healthcare provider of home health and hospice services based on revenue. Annualized pro forma revenues for the twelve months ended July 4, 2010 exceeded $1.88 billion, of which approximately 59% related to home health services and approximately 41% related to hospice services. The combined hospice operations of Odyssey and Gentiva provide care to an average daily patient census of approximately 14,000 in 30 states. Gentiva raised approximately $1.1 billion in new debt financing to fund the purchase price and refinance existing debt.

“I would like to welcome all of the Odyssey employees to the Gentiva family and I look forward to building the best home care company in America with their help,” commented Gentiva CEO Tony Strange. “This is truly a transformational transaction for both companies, creating the largest home health and hospice company in the US, providing service to over 330,000 patients and families annually. Given both companies positive track records, I expect integration will move quickly and seamlessly.”

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About Gentiva Health Services, Inc.

Gentiva Health Services, Inc. is a leading provider of home health and hospice services, delivering innovative, high quality care to patients across the United States. Gentiva is a single source for skilled nursing; physical, occupational, speech and neurorehabilitation services; hospice services; social work; nutrition; disease management education; help with daily living activities; and other therapies and services. GTIV-G

Forward-Looking Statement

Certain statements contained in this news release, including, without limitation, statements containing the words “believes,” “anticipates,” “intends,” “expects,” “assumes,” “trends” and similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon the Company’s current plans, expectations and projections about future events. However, such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: economic and business conditions, including the ability to access capital markets; demographic changes; changes in, or failure to comply with, existing governmental regulations; the impact on our Company of recently passed healthcare reform legislation and its subsequent implementation through governmental regulations; changes in Medicare, Medicaid and commercial payer reimbursement levels; the outcome of any inquiries into the Company’s operations and business practices by governmental authorities; the Company’s ability to consummate the Odyssey acquisition and effectively integrate Odyssey’s operations; effects of competition in the markets in which the Company operates; liability and other claims asserted against the Company; ability to attract and retain qualified personnel; availability and terms of capital; loss of significant contracts or reduction in revenues associated with major payer sources; ability of customers to pay for services; business disruption due to natural disasters, pandemic outbreaks, or terrorist acts; ability to successfully integrate the operations of acquisitions the Company may make and achieve expected synergies and operational efficiencies within expected time-frames; effect on liquidity of the Company’s debt service requirements; and changes in estimates and judgments associated with critical accounting policies and estimates. For a detailed discussion of certain of these and other factors that could cause actual results to differ from those contained in this news release, please refer to the Company’s various filings with the Securities and Exchange Commission (SEC), including the “Risk Factors” section contained in the Company’s annual report on Form 10-K for the year ended January 3, 2010, as supplemented in the Company’s quarterly report on Form 10-Q for the second quarter ended July 4, 2010.

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